Exhibit 10.29

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of December 18 , 2020 (as amended, restated and otherwise modified from time to time, this “Pledge Agreement”) is made by Bonne Santé Natural Manufacturing, Inc. f/k/a Millennium Natural Manufacturing Corp., a Florida corporation (“Bonne Santé Natural Manufacturing”), Bonne Santé Group, Inc., a Delaware corporation (“Bonne Sante”), Trilogy Capital Group LLC, a Delaware limited liability company (“Trilogy Capital”), Mesa Lane LLC, a New York limited liability company (“Mesa”), Darren Minton, an individual domiciled in the State of Florida (“Minton”), and Alfonso .J. Cervantes, an individual domiciled in the State of Florida (“Cervantes” and together with Bonne Santé Natural Manufacturing, Bonne Sante, Trilogy Capital, Mesa, and Minton collectively referred to as “Pledgor”), in favor of, PEAH CAPITAL, LLC, a Delaware limited liability company with an address 2650 NW 5th AVE, Miami, FL 33127 (together with its successors and assigns, “Lender”).

WHEREAS Bonne Santé Natural Manufacturing, and Bonne Sante (collectively, the “Borrowers”) have requested that Lender make a secured credit facility in the aggregate principal amount of One Million Five Hundred Thousand 00/100 DOLLARS ($1,500,000.00) (the “Loan”) to Borrowers, which Loan is evidenced by, amongst other documents, that certain Promissory Note, dated as of the date hereof, in the amount of Seven Hundred Thousand ($700,000.00) made by Borrowers in favor of Lender (as amended, restated and otherwise modified from time to time, the “Note”).

WHEREAS, as a condition precedent to the making of the Loan by Lender, Lender requires that Pledgor grant it the security interests contemplated by this Pledge Agreement; and

WHEREAS The Pledgor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Note and the other Loan Documents and is, therefore, willing to enter into this Pledge Agreement.

NOW, THEREFORE, in consideration of the making of the Loan by Lender and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Pledgor, intending to be legally bound, hereby agrees with Lender, as follows:

Section 1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Documents. As used in this Pledge Agreement, the following terms have the following meanings:

“Additional Interests” has the meaning specified in Section 3(g).

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Bonne Santé Equity Interests” has the meaning specified in Section 3(a).

“Bonne Santé Pledged Assets” has the meaning specified in Section 3(a).

“Bonne Santé Natural Manufacturing Pledged Assets” has the meaning specified in Section 3(b)

“Business Day” means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

“Certificates” has the meaning specified in Section 5(b).

“Cervantes Equity Interests” has the meaning specified in Section 3 (f).

“Collateral” means (i) the Bonne Santé Pledged Assets, (ii) Bonne Santé Natural Manufacturing Pledged Assets, (iii) the Pledged Interests, and (iv) everything else contained in Section 3.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms.

“Controlled”, “Controlling” and “Common Control” shall have correlative meanings.

“Equity Interests” means, with respect to any Pledgor, all of the shares of capital stock of (or other ownership or profit interests in) such Pledgor, all of the warrants, options or other rights for the purchase or acquisition from such Pledgor of shares of capital stock of (or other ownership or profit interests in) such Pledgor, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Pledgor or warrants, rights or options for the purchase or acquisition from such Pledgor of such shares (or such other interests), and all of the other ownership or profit interests in such Pledgor (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning specified in Section 16.

“Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Property or the Collateral or the use, operation or improvement of the Property.

“Law” or “Laws” means, as the context may require, any applicable treaty, federal, state or local statute, Law, rule, regulation, ordinance, order, code, policy or rule of common Law, now or hereafter in effect, and any judicial or administrative interpretation of any of the foregoing by a Governmental Authority or otherwise, together with any judicial or administrative order, consent decree, judgment or agreement with a Governmental Authority.

“Lender” has the meaning specified in the Preamble hereto.

“Loan” has the meaning specified in the Recitals hereto.

“Loan Documents” means (i) the Note of even date herewith (defined above); (ii) the Loan and Security Agreement of even date herewith, between Pledgor, as borrower, and Lender as lender (the “LSA”); (iii) this Pledge Agreement; (iv) the Mortgage of even date herewith (the “Mortgage”); (v) the two UCC-1 financing statements identifying Lender as a Secured Party and Bonne Santé Natural Manufacturing, and Bonne Santé as Debtor, one filed in the State of Florida and the other in the State of Delaware (collectively, the “UCC-1”), (vi) the Corporate Guaranty of Bonne Santé Natural Manufacturing, and Corporate Guaranty of Bonne Santé of even date herewith (each a “Corporate Guaranty”), and (vii) the Bad Boy Guaranty of Cervantes (the “Bad Boy Guaranty”); (viii) the Warrant of even date herewith (the “Warrant”) and; the Future Equity Issuance Agreement (the “Future Equity Agreement”), and any and all other documents and resolutions executed in connection with, evidencing and/or securing the Loan from time to time, as each of the foregoing may from time to time be amended, modified, consolidated, extended, renewed or replaced.

“Losses” means any and all losses, costs and expenses incurred by Lender in respect of or as a result of any or all claims, suits, liabilities (including strict liabilities), actions, demands, proceedings, obligations, debts, damages (including punitive and consequential damages), trials, fines, penalties, charges, injury to a person, property or natural resource, fees, judgments, accounts, orders, adjudications, awards, liens, injunctive relief, causes of action or amounts paid in settlement of whatever kind or nature, including reasonable attorneys’ fees and consultants’ fees and disbursements and other cost of defense or otherwise related thereto.

“Mesa Equity Interests” has the meaning specified in Section 3(d).

“Minton Equity Interests” has the meaning specified in Section 3(e).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and in compliance with Applicable Law.

“Organizational Documents” means all documents and agreements providing for, or related to, the formation, organization and governance of Pledgor or Pledgor, as applicable, including their respective certificate of formation or certificate of incorporation and operating agreement or by-laws and or any comparable formation documents of any business entity (including but not limited to partnerships)

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledge Agreement” has the meaning specified in the Preamble hereto. “Pledgor” has the meaning specified in the Preamble hereto.

“Pledged Interests” means (i) Bonne Santé Equity Interests, (ii) Trilogy Capital Equity Interests, (iii) Mesa Equity Interests, (iv) Minton Equity Interests, and (v) Cervantes Equity Interests.

“Pledgor Obligations” means any and all present and future liabilities and obligations of Pledgor to Lender under the Note, and any and all of the other Loan Documents, together with all fees and expenses incurred in collecting any or all of the items specified in this definition of “Pledgor Obligations” or enforcing any rights under any of the documents executed in connection with any such liabilities and obligations, including all fees and expenses of Lender’s counsel and of any experts and agents which may be paid or incurred by Lender in collecting any such items or enforcing any such rights.

“Pledgor” has the meaning specified in the Recitals hereto.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of Florida on the date hereof and, in any event, shall include all dividends or other income from the Collateral and Additional Interests, collections thereon or distributions with respect thereto.

“Securities Act” has the meaning specified in Section 10(e).

“Trilogy Capital Equity Interests” has the meaning specified in Section 3(c).

“UCC” means the Uniform Commercial Codes of the States of Florida and Delaware, as in effect from time to time.

All terms defined in the UCC that are used in this Pledge Agreement shall have the meaning specified in the UCC. Pledgor hereby acknowledges receipt of a copy of the Note.

Section 2. Rules of Interpretation. When used in this Pledge Agreement: (a) “or” is not exclusive, (b) any pronouns used shall include the corresponding masculine, feminine or neuter forms, (c) the singular form of nouns shall include the plural and vice versa, (d) a reference to a Law includes any amendment or modification to such Law, (e) a reference to an agreement, instrument or document includes any amendment of modification of such agreement, instrument or document if and to the extent such amendment or modification is permitted under the applicable Loan Documents, and (f) all references in this Agreement to Sections are references to Sections of this Pledge Agreement unless otherwise specified. All references in this Pledge Agreement to Schedules and Exhibits are references to Schedules and Exhibits of this Pledge Agreement unless otherwise specified. In the event of any conflict between the definition or provisions of this Agreement and the provisions of the other Loan Documents, the provisions of the LSA shall govern.

Section 3. Pledge. As collateral security for the payment and performance in full of all the Pledgor Obligations, Pledgor hereby pledges and grants to Lender, a continuing first priority security interest in and lien on all right, title and interest of Pledgor in and to each of the following items, whether now owned or hereafter acquired (collectively, “Collateral”):

(a) Pledge by Bonne Santé. Bonne Santé pledges all assets now owned or hereafter acquired and wherever located, including but not limited to, the following subcategories of assets (in each case as defined in the UCC): (i). Accounts; (ii). Chattel Paper; (iii). Inventory; (iv). Equipment; (v). Instruments including but not limited to, Promissory Notes; (vi). Investment Property; (vii). Documents; (viii). Deposit Accounts; (ix). Letter of Credit Rights; (x). General Intangibles; (xi). Payment Intangibles; (xii). Supporting Obligations; and (xiii). Proceeds and Products of the foregoing (the “Bonne Santé Pledged Assets”). Additionally, Bonne Santé pledges all of its equity interests and shares in Bonne Santé Natural Manufacturing, which as of the date of this Agreement, is 100% of the outstanding shares in Bonne Santé Natural Manufacturing (the “Bonne Santé Equity Interests”), and the certificates (if any) representing such Bonne Santé Equity Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Bonne Santé Equity Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Bonne Santé Equity Interests, including all such items under or pursuant to the Organizational Documents of Bonne Santé Natural Manufacturing;

(b) Pledge by Bonne Santé Natural Manufacturing. Bonne Santé Natural Manufacturing pledges all assets now owned or hereafter acquired and wherever located, including but not limited to, the following subcategories of assets (in each case as defined in the UCC): (i). Accounts; (ii). Chattel Paper; (iii). Inventory; (iv). Equipment; (v). Instruments including but not limited to, Promissory Notes; (vi). Investment Property; (vii). Documents; (viii). Deposit Accounts; (ix). Letter of Credit Rights; (x). General Intangibles; (xi). Payment Intangibles; (xii). Supporting Obligations; and (xiii). Proceeds and Products of the foregoing (the “Bonne Santé Natural Manufacturing Pledged Assets”).

(c) Pledge by Trilogy Capital. Trilogy Capital pledges all of its equity interests and shares in Bonne Santé, which as of the date of this Agreement, is 54.4% of the outstanding shares in Bonne Santé (the “Trilogy Capital Equity Interests”), and the certificates (if any) representing such Trilogy Capital Equity Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Trilogy Capital Equity Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Trilogy Capital Equity Interests, including all such items under or pursuant to the Organizational Documents of Bonne Santé;

(d) Pledge by Mesa. Mesa pledges all of its equity interests and shares in Bonne Santé, which as of the date of this Agreement, is 7.7% of the outstanding shares in Bonne Santé (the “Mesa Equity Interests”), and the certificates (if any) representing such Mesa Equity Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Mesa Equity Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Mesa Equity Interests, including all such items under or pursuant to the Organizational Documents of Bonne Santé;

(e) Pledge by Minton. Minton pledges all of his equity interests and shares in Bonne Santé, which as of the date of this Agreement, is 7.7% of the outstanding shares in Bonne Santé (the “Minton Equity Interests”), and the certificates (if any) representing such Minton Equity Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Minton Equity Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Minton Equity Interests, including all such items under or pursuant to the Organizational Documents of Bonne Santé;

(f) Pledge by Cervantes. Cervantes pledges all of his equity interests and shares in Bonne Santé, which as of the date of this Agreement, is 13.4% of the outstanding shares in Bonne Santé (the “Cervantes Equity Interests”), and the certificates (if any) representing such Cervantes Equity Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Cervantes Equity Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Cervantes Equity Interests, including all such items under or pursuant to the Organizational Documents of Bonne Santé;

(g) Additional Interests. All Additional Interests in Pledgor from time to time acquired by Pledgor in any manner (the “Additional Interests”), and the certificates (if any) representing such Additional Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Interests, together with all voting rights, claims, powers, privileges, benefits, remedies, options and rights of any nature which now or hereafter exist with respect to or on account of such Additional Interests, including all such items under or pursuant to the Organizational Documents of Pledgor;

(h) Intangibles. All “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the UCC), and Equity Interests, in the name of and belonging to Pledgor constituting or relating to the foregoing; and

(i)	Proceeds. All Proceeds of any and all of the foregoing.

Section 4. Security for Obligations. The Collateral secures the prompt and complete payment when due of all Pledgor Obligations.

Section 5. Perfection of Security Interest.

(a) Pledgor shall make the appropriate notation in Pledgor’s books and records indicating that the Collateral is subject to the security interest granted pursuant to this Pledge Agreement. By execution of its acknowledgment, consent and agreement at the end of this Pledge Agreement, Pledgor hereby (i) consents to the security interest granted to Lender in the Collateral pursuant to this Pledge Agreement, and (ii) agrees to comply with any “instructions” (as defined in Section 8102(a)(12) of the UCC) with respect to the Collateral, including instructions regarding the transfer, redemption or other disposition of such Collateral and other Collateral or the proceeds of such Collateral, including any distributions with respect to such Collateral.

(b) Upon the written request of Lender, Pledgor will take any and all additional actions required to perfect the security interest of Lender in each and every item of Collateral. Without limiting the foregoing, upon written request of Lender, Pledgor shall cause the Pledged Interests and/or the Additional Interests to be represented by certificates or instruments in form and substance acceptable to Lender (the “Certificates”) and the Certificates to be delivered to and held by or on behalf of Lender as Collateral pursuant to this Pledge Agreement simultaneously with the execution hereof. Lender shall have the right, at any time in its discretion, (i) to exchange the Certificates or any other instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations and (ii) to register the Collateral in the name of Lender or its nominee. If any or all of the Collateral is an uncertificated security then, Pledgor will take all actions required by Lender, in its sole discretion, to register such security in the name of Lender and/or cause Pledgor to agree in writing that Pledgor will comply with the instructions from Lender without further consent of Pledgor.

(c) Pledgor hereby irrevocably authorizes Lender to prepare, execute at any time and from time to time to file in any relevant jurisdiction any financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Lender may require to perfect or continue the perfection of the security interest and liens created pursuant to this Pledge Agreement. Such financing statements may be described as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired or arising, and all proceeds and products thereof” or words to that effect. Lender shall pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing. With respect to any of the Collateral in which a security interest is not perfected by the filing of a financing statement, Pledgor consents and agrees to undertake, and to cooperate fully with Lender to perfect the security interest hereby granted to Lender in the Collateral. Pledgor agrees to provide all necessary information related to such filings to Lender promptly upon request by the Lender.

(d) Immediately upon its acquisition (directly or indirectly) of any and all new or additional Collateral, Pledgor will (i) notify Lender of the acquisition of such Collateral, (ii) take all steps required to pledge such Collateral under this Pledge Agreement, and (iii) take all actions required to perfect the security interest of Lender in such Collateral. If delivery of such new or additional Collateral is required under the prior sentence, then prior to such delivery, Pledgor agrees that all such Collateral will be held separate and apart from its other property and in express trust for Lender.

(e) Pledgor will not take any actions or fail to perform any of its duties or obligations under this Pledge Agreement so that after giving effect to such action or inaction Lender will then, or with the passage of time, cease to have a perfected first priority security interest in any of the Collateral. Pledgor agrees that from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, including but not limited to any and all of the actions specified above in this Section that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted under this Pledge Agreement or to enable Lender to exercise and enforce its rights and remedies under this Pledge Agreement with respect to any of the Collateral.

(f) Pledgor acknowledges and agrees that Pledgor has not “opted in” to Article 8 of the UCC with respect to the Pledged Interests.

(g) Pledgor will not, and Pledgor will not permit Pledgor to, (i) change the location of its chief executive office or principal place of business, (ii) change its name, identity, or structure, or (iii) reorganize under the Laws of another jurisdiction.

Section 6. Further Assurances. Pledgor shall take such further actions, and execute and/or deliver to the Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and will obtain such governmental consents and corporate approvals and will cause to be done all such other things, as the Lender may in its judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Lender hereunder, and enable the Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the Lender and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Lender hereunder, as against third parties, with respect to the Collateral. Where applicable, and with respect to, all Collateral of Pledgor over which the Lender may obtain "control" within the meaning of section 8-106 of the UCC, Pledgor shall take all actions as may be requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender. Without limiting the generality of the foregoing, but subject to applicable law, Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Lender from time to time upon request by the Lender such lists, schedules, descriptions and designations of the Collateral, statements, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Lender shall reasonably request. If an Event of Default has occurred and is continuing, the Lender may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Lender may deem or be advised by counsel to be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

Section 7. Dividends and Distributions. As long as no Event of Default has occurred and/or such Event of Default been cured during the applicable cure period, Pledgor shall be entitled to receive and retain any and all cash dividends and distributions made in respect of the Collateral; provided, however, that any and all (a) dividends and distributions paid or payable, other than in cash, in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral, (b) dividends and distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution, and (c) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any such Collateral, or as a result of a merger, consolidation, acquisition or other exchange of assets to which Pledgor is a party, shall be, and shall be forthwith delivered to Lender to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

From and after the occurrence of an Event of Default and if not remedied by Pledgor within any applicable grace or cure period, all rights of Pledgor to receive dividends and distributions which it would otherwise be authorized to receive and retain pursuant to this Section shall cease, and all such rights shall thereupon become vested in Lender, and Lender shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions, and Pledgor will cause Pledgor to pay and deliver all such dividends and distributions directly to Lender. All dividends and distributions which are received by Pledgor contrary to the provisions of this Section shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

Section 8. Voting Rights. As long as no Event of Default has occurred and/or such Event of Default been cured during the applicable cure period, Pledgor shall be entitled to exercise any and all management, voting and other consensual rights pertaining to any or all of the Collateral. Upon receipt of written notice from Lender that an Event of Default has occurred (and if not remedied by Pledgor within any applicable grace or cure period) and that Lender chooses to exercise the management, voting and consensual rights related to the Collateral, including all such rights under and pursuant to the terms of the Organizational Documents of Pledgor, all rights of Pledgor to exercise such management, voting and other consensual rights shall cease, and Lender shall then have the sole right to exercise such management, voting and other consensual rights. In exercising its management, voting or other consensual rights with respect to the Collateral, Pledgor agrees it will not agree to or vote for (a) any changes that contravene the terms of this Pledge Agreement, (b) any changes to the terms of any or all Organizational Documents of Pledgor or Pledgor, or (c) any changes which could impair the value of any or all of the Collateral.

Section 9. Representations and Warranties. Pledgor represents and warrants to Lender as follows:

(a) Ownership of Collateral. Pledgor is the legal and beneficial owner of the Collateral and has good and marketable title to the Collateral. The Collateral is one hundred percent (100%) of the outstanding membership interests in Pledgor. The Collateral is not evidenced by a certificate or other instrument.

(b) Limitations on Collateral. None of the Collateral is subject to any agreement that (i) provides for the sale, assignment, transfer or other disposition of such Collateral, or (ii) limits or restricts the granting of a security interest in, or the sale of, such Collateral pursuant to this Pledge Agreement.

(c) Security Interest. This Pledge Agreement creates a valid security interest in the Collateral and such security interest secures the payment of all Pledgor Obligations. None of the Collateral is subject to a security interest, lien, charge or encumbrance, except for the security interest created by this Pledge Agreement. All actions necessary or desirable to perfect and protect such security interest have been duly taken or will be taken contemporaneously with the execution of this Pledge Agreement. Such security interest is a first priority security interest with respect to the Collateral.

(d) Collateral. Each item of Collateral has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding agreements, options and contracts to sell all or any portion of the Collateral. There are no outstanding agreements limiting or restricting the granting of a security interest in, or the sale or transfer of, any or all of the Collateral other than those set forth in Article VII in the LSA. There are no unpaid expenses, capital contributions, costs, fees, charges, or other payments of any kind related to any or all of the Collateral required to be funded or contributed by Pledgor that have not been satisfied other than those in the Ordinary Course of Business and disclosed in writing to Lender.

(e) Information Regarding Perfection of Security Interest. The exact legal names and state of formation of each Pledgor is set forth in the Preamble to this Pledge Agreement. Pledgor has not been known by any other name during the past five (5) years.

(f) Formation, Good Standing, Power and Due Qualification. Trilogy Capital, Mesa, Bonne Santé Natural Manufacturing, and Bonne Sante each are (i) a limited liability company or corporation duly formed, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or formation, (ii) each has the limited liability company or corporate power and authority to own its assets and to transact the business in which it now engages or proposes to engage in, and (iii) each are duly qualified as a foreign limited liability company or foreign corporation and is in good standing under the Laws of each other jurisdiction in which such qualification is required.

(g) Authority, No Contravention. The execution, delivery and performance by Trilogy Capital, Mesa, Bonne Santé Natural Manufacturing, and Bonne Sante of this Pledge Agreement are within its limited liability company or corporate powers, have been duly authorized by all necessary limited liability company or corporate action, and do not and will not (i) require any consent or approval of its members, managers, shareholders or directors which has not been obtained, or (ii) contravene Pledgor’s Organizational Documents. The execution, delivery and performance by Pledgor of this Pledge Agreement do not and will not (x) violate any provision of any Law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to it, (y) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected, or (z) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by it.

(h) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Pledgor of this Pledge Agreement.

(i) Legally Enforceable Pledge Agreement. This Pledge Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, and other similar Laws affecting creditors' rights generally, or (ii) general equitable principles (including specific performance and injunctive relief), regardless of whether the issue of enforceability is considered in a proceeding in equity or at Law.

(j) Subordination. The obligations of Pledgor under this Pledge Agreement are not subordinated in any way to any other obligations of Pledgor or to the rights of any other Person.

(k) Organizational Documents. Each of the Organizational Documents of Pledgor has been duly executed by all parties thereto and constitutes the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms. Each of the Organizational Documents of Pledgor has been duly executed by all the parties thereto and constitutes the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms. Copies of each of the Organizational Documents of Pledgor and Pledgor have been delivered to Lender, or shall be delivered to Lender upon written request, and such copies are true, correct and complete copies of such Organizational Documents in effect on the date of this Pledge Agreement.

(l) Interests are Securities. None of the Collateral is (i) held in a “securities account”, as defined under Article 8 of the UCC, (ii) dealt in or traded on a securities exchange or in a securities market, or (iii) an “investment company security”, as defined under Article 8 of the UCC. Upon receipt of written request by Lender, Pledgor shall cause Pledgor to amend its operating agreement to comply with the requirements set forth in this Section 8(l).

Section 10. Covenants. Pledgor agrees that:

(a) Reporting Requirements. Pledgor shall promptly notify Lender if (i) any claim exceeding Fifty Thousand 00/100 DOLLARS ($50,000.00) is made against any or all of the Collateral, (ii) any representation and warranty included in this Pledge Agreement would no longer be true if made on such date, or (iii) there is a redemption or exchange of any or all of the Collateral. Pledgor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may request, all in reasonable detail.

(b) Pledgor shall not incur (i) any obligation outside the Ordinary Course of Business, (ii) any further debt, or encumber the Collateral in any way, including without limitation, through receiving financing, merchant cash advance, and/or alternative financing, of any kind, without the prior written consent of the Lender, which may be withheld at Lender’s sole and absolute discretion, subject to Article VII of the LSA.

(c) Pledgor agrees that all existing debt and obligations is and shall be subordinate to the Note and all obligations arising out of the Loan Documents and that the subordination is for the benefit of and enforceable by the Lender.

(d) Defense of Ownership Rights. Pledgor will defend its ownership rights in the Collateral against all claims and demands of all parties claiming any ownership rights in any or all of the Collateral.

(e) Transfer of Collateral. Pledgor will at all times hereafter continue to be the legal and beneficial owner of one hundred percent (100%) of the membership interests of Pledgor. Pledgor shall not (i) sell, assign (by operation of Law or otherwise), transfer, encumber or otherwise dispose of any or all of the Collateral, (ii) enter into any agreement for the sale, assignment, transfer, encumbrance or other disposition of any or all of the Collateral, or (iii) enter into any agreement that limits or restricts the granting of a security interest in, or the sale of, any or all of the Collateral. Additionally, no transfer of any membership interests is permitted without Lender’s consent, which consent may be withheld in Lender’s sole and absolutely discretion.

(f) Issuance of Equity Interest. Pledgor will ensure that no additional equity interest is issued by Pledgor unless such equity interest is issued to Pledgor and is subject to a perfected first priority security interest in favor of Lender.

(g) Security Interest. Pledgor shall not grant or suffer to exist any security interest upon or with respect to any or all of the Collateral, except for the security interest granted under this Pledge Agreement. Pledgor will discharge or cause to be discharged all security interests on any or all of the Collateral, except for the security interest under this Pledge Agreement.

(h) Organizational Documents. Pledgor shall not amend, and shall not permit Pledgor to amend, any of their respective Organizational Documents. Pledgor will and will cause Pledgor to observe and enforce all the terms and provisions of their respective Organizational Documents.

(i) Books and Records. Pledgor will, and will cause Pledgor to, keep true, complete and accurate books of record with regard to the Collateral.

Section 11. Rights and Remedies. If Pledgor fails to perform any agreement contained in this Pledge Agreement, Lender may itself perform or cause performance of such agreement. If any Event of Default shall have occurred and be continuing, the Lender may exercise, with notice pursuant to Section 18 (for the avoidance of doubt, email shall suffice), or demand upon Pledgor, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and Pledgor agrees that each of the following rights, remedies and powers is commercially reasonable and that Lender may exercise or enforce the following:

(a) General Remedies. Lender may exercise in respect of any or all of the Collateral all the rights and remedies provided for in this Pledge Agreement, by Law, in equity or otherwise available to it.

(b) Remedies Before Sale. Pursuant and subject to Section 7 and Section 8 hereof, Lender may require Pledgor to make all payments and distributions on the Collateral directly to Lender.

(c) Sale of Collateral. Lender may, with written notice and right to cure as per Section 18 (for the avoidance of doubt, email shall suffice), and except as specified below, sell any and all of the Collateral at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) business days notice to Pledgor of the time and place of any public or private sale shall constitute reasonable notification. Lender shall not be obligated to make any sale of any or all of the Collateral after any notice of sale has been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d) Proceeds. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell the Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof is actually received by Lender. To the extent any of the Pledgor Obligations are contingent cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, such proceeds may, in the discretion of Lender, be held by Lender as collateral for such contingent Pledgor Obligations. Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be applied: (i) first, to pay all costs and expenses incurred by Lender in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any and all of the Collateral; (ii) second, to pay all matured and unpaid Pledgor Obligations; (iii) third, if and to the extent any of the Pledgor Obligations are unmatured or contingent, to provide cash collateral for all such Pledgor Obligations; and (iv) fourth, in accordance with applicable Law, to Pledgor or such other party that is entitled to such proceeds in accordance with applicable Law. If the proceeds of the sale of Collateral are insufficient to pay all of such Pledgor Obligations, Pledgor agrees to pay upon demand any deficiency to Lender.

(e) Transfer of Interests. Upon the sale of the Collateral, Pledgor agrees to take all actions required to transfer its membership interests in Pledgor from Pledgor to the Person that purchased such membership interest.

(f) No Waiver and Cumulative Remedies. No failure on the part of the Lender to exercise, no course of dealing with respect to, and no delay on the part of the Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Lender be required to look first to, enforce or exhaust any other security, collateral or guaranties. Neither the Lender not any other secured party shall by any act delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 11. Appointment as Attorney-in-Fact. Pledgor hereby irrevocably appoints Lender attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, to (a) take any and all action and exercise all rights and remedies granted to Lender under this Pledge Agreement, and (b) execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Pledge Agreement. Pledgor hereby ratifies and approves all acts of Lender as its attorney in-fact pursuant to this Section, and Lender, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or Law, other than those which result from Lender’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement remains in effect.

Section 12. Duties and Reasonable Care. The powers conferred on Lender under this Pledge Agreement are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (c) the performance of any duties or obligations under the Collateral. Pledgor will remain liable under the Organizational Documents of Pledgor to perform all of Pledgor’s duties and obligations thereunder.

Section 13. Indemnity and Expenses. Pledgor agrees to indemnify Lender and each of its directors, officers, employees, agents and affiliates from and against any and all Losses growing out of or resulting from this Pledge Agreement or the transactions contemplated by this Pledge Agreement, including enforcement of this Pledge Agreement. Pledgor will upon demand pay to Lender the amount of any and all reasonable expenses, including the fees and disbursements of its counsel and of any experts and agents, which Lender incurs in connection with (a) any amendment to this Pledge Agreement, (b) the administration of this Pledge Agreement, (c) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of Lender under this Pledge Agreement, or (e) the failure by Pledgor to perform or observe any of the provisions of this Pledge Agreement, (f) or otherwise protecting, enforcing or preserving any rights or remedies under this Pledge Agreement and the other Loan Documents to which Pledgor is a party, including the fees and other charges of counsel (including the allocated fees and expenses of internal counsel) to the Lender.

All amounts due under this Section 13 shall be payable not later than five (5) days after demand therefor, shall constitute Pledgor Obligations, and shall bear interest until paid at a rate per annum equal to the highest lawful rate per annum.

Without prejudice to the survival of any other agreement of Pledgor under this Agreement or any other Loan Documents, the agreements and obligations of Pledgor contained in this Section 13 shall survive termination of the Loan Documents and payment in full of Pledgor Obligations and all other amounts payable under this Pledge Agreement.

Section 14. Amendments. No amendment or waiver of any provision of this Pledge Agreement, nor consent to any departure by Pledgor from this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by both Pledgor and Lender, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 15. Addresses for Notices. All notices and other communications provided for under this Pledge Agreement shall be in writing and, mailed (certified mail, return receipt requested) or delivered by messenger or overnight delivery service, addressed to the address specified below for the applicable party; or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

To Pledgor:	Bonne Santé Group, Inc.

Darren Minton

900 Biscayne Blvd, Suite R107 Miami, FL 33132

Email:

To Lender:	Peah Capital, LLC

2650 NW 5th AVE

Miami, FL 33127

Email:

All such notices and other communications shall, shall be effective: (i) if delivered personally, at the time of delivery to the address specified in this paragraph; or (ii) when emailed, be effective one (1) day after being sent; or (iii) when sent by regular mail, be effective on the day delivered; or (iv) when delivered to a messenger or nationally recognized overnight delivery service, be effective on the day actually received.

Section 16. Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) the failure of Pledgors to pay any principal, interest or other amounts required to be paid pursuant to the Note or any other Loan Document when due;

(b) the failure of Pledgor or any other Pledgor to perform or observe any term, covenant or agreement otherwise contained in this Pledge Agreement or any other Loan Documents on its part to be performed or observed beyond any applicable cure periods contained in such documents;

(c) the occurrence of an “Event of Default” as defined in and under the Note, the Loan Documents or any default under this Pledge Agreement or any of other Loan Documents beyond any applicable cure periods contained in such documents;

(d) any representation or warranty of Pledgor or any other Pledgor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall be false or misleading in any material respect;

(e) if Pledgor attempts to place or does place a subordinate lien encumbering all or any part of the Collateral;

(f) if there are any changes to the terms or provisions of any of the Organizational Documents of Pledgor;

(g) if Pledgor issues additional equity interests or shares in Pledgor; or

(h) the Pledgor incurs any debt, obligation, or encumbers its equity or assets, including without limitation, through receiving financing, merchant cash advance, and/or alternative financing, of any kind, without the prior written consent of the Lender, which may be withheld at Lender’s sole and absolute discretion subject to the provisions of Article VII of the LSA.

Section 17. Continuing Security Interest, Transfer of Secured Obligations.

This Pledge Agreement (a) shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Pledgor Obligations or if terminated by a written agreement executed by Lender, (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of Lender and its successors and assigns. Pledgor may not transfer or assign any of its duties or obligations under this Pledge Agreement, unless in writing and signed by both Pledgor and Lender, and then such assignment shall be effective only in the specific instance and for the specific purpose for which assigned. Upon payment and performance in full of the Pledgor Obligations, the security interests granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon such termination, Lender shall deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Certificates, if any, held by Lender hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Lender may assign or otherwise transfer, after providing written notice to Pledgor, all or a portion of its rights or obligations with respect to the Pledgor Obligations to any other party, and such other party shall thereupon become vested with all the benefits in respect of this Pledge Agreement granted to Lender in this Pledge Agreement or otherwise.

Section 18. Notice of Breach and Cure Period. If Pledgor fails to comply with any of its obligations, representations, and/or covenants under this Agreement or any other provision of this Agreement, Lender shall provide written notice of breach to Pledgor (the “Breach Notice”) consistent with the requirements set forth in this section. Pledgor shall then have five (5) business days from the date of receipt of the Breach Notice to cure the breach (the “Grace Period”) or provide written proof that no breach existed, the sufficiency of which shall be in Lender’s reasonable discretion. If Pledgor fails to cure any such breach within the Grace Period or fails to provide proof that no claimed breach existed, then Lender shall have the right to proceed with its remedies as set forth in greater detail in this Agreement.

Section 19. Governing Law; Submission to Jurisdiction.

(a) THIS PLEDGE AGREEMENT WAS NEGOTIATED IN THE STATE OF FLORIDA, AND MADE BY LENDER AND ACCEPTED BY PLEDGOR IN THE STATE OF FLORIDA, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF FLORIDA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE OF FLORIDA, THE LAW OF THE STATE OF FLORIDA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE LOAN. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE APPROPRIATE FEDERAL, STATE, OR COUNTY COURT LOCATED EXCLUSIVELY IN MIAMI-DADE COUNTY, FLORIDA AND PLEDGOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 20. Miscellaneous. This Pledge Agreement is in addition to and not in limitation of any other rights and remedies Lender may have by virtue of any other Loan Document or any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Pledgor or any other party or by Law or otherwise. If any provision of this Pledge Agreement is contrary to applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Pledge Agreement. Titles in this Pledge Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Pledge Agreement. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Pledge Agreement. A waiver by Lender of any right or remedy under this Pledge Agreement on any one occasion, shall not be construed as a bar or waiver of any such right or remedy which Lender would have had on any future occasion nor shall Lender be liable for exercising or failing to exercise any such right or remedy.

Section 21. WAIVER OF JURY TRIAL. PLEDGOR AND LENDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH OF PLEDGOR AND LENDER AGREES THAT THE OTHER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN PLEDGOR AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 22. Resolution of Drafting Ambiguities. Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Pledge Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Pledge Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Pledge Agreement.

[THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed by an officer thereunto duly authorized.

PLEDGOR:

BONNE SANTÉ NATURAL MANUFACTURING, INC.
f/k/a Millennium Natural Manufacturing Corp., a Florida Corporation

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	President
Date:	12/18/20

BONNE SANTÉ GROUP, INC., a Delaware corporation

By:	/s/ Alfonso J. Cervantes
Name:	Alfonso J. Cervantes
Title:	Executive Chairman
Date:	12/18/20

TRILOGY CAPITAL GROUP LLC a Delaware limited liability company

By:	/s/ Alfonso J. Cervantes
Name:	Alfonso J. Cervantes
Title:	Executive Chairman
Date:	12/18/20

ALFONSO J. CERVANTES

By:	/s/ Alfonso J. Cervantes
Date:	12/18/20

MESA LANE LLC, a New York limited liability company

By:	/s/ Ronald Altbach
Name:	Ronald Altbach
Title:	Manager
Date:	12/18/20

DARREN MINTON

By:	/s/ Darren Minton
Date:	12/18/20